Exhibit 10.1

EAST RESOURCES ACQUISITION COMPANY

WARRANT FORFEITURE AGREEMENT

This Warrant Forfeiture Agreement (the “Agreement”) is effective as of June 30, 2023, by and between East Resources Acquisition Company, a Delaware corporation (the “Company”), and East Sponsor, LLC, a Delaware limited liability company (“Warrant Holder”).

RECITALS

WHEREAS, Warrant Holder is the record owner of 8,900,000 private placement warrants of the Company (the “Private Placement Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, pursuant to Section 5.21 of that certain Agreement and Plan of Merger, dated as of August 30, 2022, by and among the Company, LMA Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, Abacus Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, Longevity Market Assets, LLC, a Florida limited liability company, and Abacus Settlements, LLC, a Florida limited liability company, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of October 14, 2022, and as further amended by that certain Second Amendment to Agreement and Plan of Merger, dated as of April 20, 2023 (as amended, the “Merger Agreement”), Warrant Holder desires to forfeit, return, contribute and transfer to the Company 1,780,000 Private Placement Warrants (the “Forfeited Warrants”).

AGREEMENT

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. FORFEITURE. At (and contingent upon) the Closing (as defined in the Merger Agreement), on the terms set forth herein, the Company is accepting from Warrant Holder, and Warrant Holder is forfeiting, returning, contributing and transferring unto the Company, the Forfeited Warrants for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged by Warrant Holder and the Company. Warrant Holder hereby agrees to forfeit, return, contribute, transfer and, as necessary, assign to the Company all of Warrant Holder’s right, title and interest to and in the Forfeited Warrants without payment of cash by the Company. The closing of such forfeiture, return, contribution and transfer (the “Warrant Forfeiture Closing”) shall occur simultaneously with the execution of this Agreement by the parties. Immediately after the Warrant Forfeiture Closing, the Warrant Holder will cease to be the holder of the Forfeited Warrants, including any and all rights with respect thereto, and the Company will immediately cancel the Forfeited Warrants on the Company’s books and records. The Warrant Holder shall surrender certificate(s) (if any) representing the Forfeited Warrants at the office of the Company.

2. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF WARRANT HOLDER. In connection with the transfer of the Forfeited Warrants, Warrant Holder represents, warrants, and agrees that:

(a) Warrant Holder is the legal and beneficial owner of the Forfeited Warrants with good and valid title thereto, free and clear of all security interests, liens, pledges or encumbrances other than restrictions imposed upon transfer under applicable federal and/or state securities laws.

(b) Warrant Holder has full legal right, power and authorization to enter into this Agreement and to forfeit, return, contribute, transfer and deliver the Forfeited Warrants in the manner provided in this Agreement. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of Warrant Holder, threatened against Warrant Holder which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

(c) This Agreement constitutes the valid and binding obligation of Warrant Holder, enforceable against Warrant Holder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d) Warrant Holder agrees to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Company may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(e) Warrant Holder (a) is a sophisticated individual or entity familiar with the forfeiture transaction contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the forfeiture, and (c) has independently and without reliance upon the Company, and based on such information and the advice of such legal, financial, tax, and other advisors as Warrant Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Warrant Holder acknowledges that neither the Company nor any affiliate or representative of the Company is acting as a fiduciary or financial or investment advisor to Warrant Holder, and has not given Warrant Holder any investment advice, opinion or other information on whether the forfeiture is prudent. Warrant Holder understands that the Company and its affiliates will rely on the accuracy and truth of the foregoing representations, and Warrant Holder hereby consents to such reliance.

(f) Upon the consummation of the transactions contemplated by this Agreement, Warrant Holder shall no longer have any rights as a holder of the Forfeited Warrants, including any rights that it may have had with respect to such Forfeited Warrants under the Company’s certificate of incorporation, as amended, the Warrant Agreement, dated July 23, 2020, by and between the Company and Continental Stock Transfer & Trust Company, or any agreement between the parties. Warrant Holder hereby expressly acknowledges that it shall have no rights as a holder of the Forfeited Warrants with respect to any future sale, acquisition, merger, liquidation, dissolution or other corporate event regarding the Company or its assets (any of the foregoing, a “Corporate Event”). Warrant Holder further expressly acknowledges that any such Corporate Event may result in the payment by the Company of assets, funds or other proceeds to the Company’s warrant holders. Warrant Holder hereby expressly acknowledges and agrees that, under the foregoing circumstances or upon any such Corporate Event, Warrant Holder shall have no right to or interest in any such assets, funds or proceeds in respect of the Forfeited Warrants.

(g) Warrant Holder hereby waives any and all notice and/or timing requirements or obligations of the Company related to the forfeiture and irrevocably waives and releases any claims against the Company, its successor or assigns, associated therewith or arising therefrom.

(h) Warrant Holder acknowledges that it will be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement. Warrant Holder acknowledges and understands that the Forfeited Warrants may increase in value after the date hereof and that Warrant Holder shall not realize any appreciation with respect to the Forfeited Warrants or the underlying Common Stock or any dividends that may have been paid with respect to the underlying Common Stock.

3. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

4. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

5. NOTICE. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by email, sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the transferees, successors, assigns and legal representatives of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Forfeiture Agreement as of the date first above written.

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name: Gary L. Hagerman, Jr.
Title: Chief Financial Officer and Treasurer

EAST SPONSOR, LLC

By: East Asset Management, LLC, its Managing Member

By:	/s/ Gary L. Hagerman, Jr.
Name: Gary L. Hagerman, Jr.
Title: Chief Financial Officer and Treasurer

[Signature Page to Warrant Forfeiture Agreement]